                                                                     Exhibit 25a

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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                        SECTION 305(b)(2)           |__|

                             ----------------------

                              THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

New York                                       13-5160382
(State of incorporation                        (I.R.S. employer
if not a U.S. national bank)                             identification no.)

One Wall Street, New York, N.Y.                10286
(Address of principal executive offices)       (Zip code)

                                  ____________

                      United Rentals (North America), Inc.
              (Exact name of obligor as specified in its charter)

Delaware                                       06-1493538
(State or other jurisdiction of                (I.R.S. employer
incorporation or organization)                 identification no.)

Four Greenwich Office Park
Greenwich, Connecticut                         06830
(Address of principal executive offices)       (Zip code)

                             ----------------------


                            Table of Co-Registrants
                            -----------------------


A&A Tool Rentals & Sales, Inc.                      California      94-1729580
ABZ Equipment, Inc.                                 Arizona         86-0708381
ACG, Inc.                                           Indiana         35-1581235
Adco Equipment, Inc.                                California      95-3448693
Alban Equipment Company                             Ohio            31-4446904
Arrow Equipment Company                             Illinois        36-2748973
Bakersfield Compaction Equipment                    California      77-0281198
Blast Abrasives and Equipment Corp.                 Indiana         35-1821890
BNR Equipment, Inc.                                 New York        16-1487245
California Equipment Rental Co.                     California      33-0399617
Churchman Equipment Co.                             Indiana         35-1576779
Coran Enterprises, Incorporated                     California      94-2292438

Dealers Service Company                             New Jersey      22-1944238
Empire Equipment Rental & Ready Mix, Inc.           California      68-0177395
High Lift Equipment, Inc.                           Wisconsin       39-1757412
High Reach Co., Inc.                                Pennsylvania    23-1737104
Independent Scissor Lifts, Inc.                     California      94-2505169
JBK, Inc.                                           Ohio            34-1291932
Koral Equipment Company, Inc.                       Massachusetts   04-2474604
Kubota of Grand Rapids, Inc.                        Michigan        38-2700834
Loftin's Rent-All, Inc.                             Alabama         63-0483871
Madison Equipment Sales and Rental, Inc.            Alabama         63-0972387
Mark Equipment, Inc.                                Alabama         63-1023613
Mercer Equipment Company                            North Carolina  56-1686482
Misco Rents, Inc.                                   Indiana         35-1804651
Mission Valley Rentals, Inc.                        California      94-2367404
Palmer Equipment Company, Inc.                      Michigan        38-2216420
Paul E. Carlson, Inc.                               Minnesota       41-1346079
Rental Tools & Equipment Co. International, Inc.    Maryland        52-1178782
Rentals Unlimited, Incorporated                     Rhode Island    05-0373691
Rosedale Equipment Rental, Inc.                     California      95-3389334
Southern Equipment, Inc.                            Louisiana       72-0643772
Space Maker Systems of Va., Inc.                    Virginia        54-1696593
Stephan's Tool Rental & Sales, Inc.                 Alaska          92-0087418
Thoesen Equipment, Inc.                             Illinois        36-3698654
Tool Center of Texas, Inc.                          Texas           76-0215710
Tool Shed of Greenfield, Inc.                       Indiana         35-2005542
Tool Shed of Indianapolis, Inc.                     Indiana         35-1398957
Trench Safety Equipment Corp.                       Arizona         86-0587911
United Equipment Rentals of Houston, Inc.           Texas           76-0551618
United Rentals Aerial Equipment, Inc.               Delaware        06-1520087
United Rentals, Inc. (WA)                           Washington      91-1400269
United Rentals Northwest, Inc.                      Oregon          93-0257120
United Rentals of Colorado, Inc.                    Colorado        84-1092722
United Rentals of Kentucky, Inc.                    Kentucky        06-1522041
United Rentals of Michigan, Inc.                    Michigan        38-2279574
United Rentals of Nevada, Inc.                      Nevada          88-0208294
United Rentals of New England, Inc.                 New York        06-1512550
United Rentals of Southern California               California      95-2592018
United Rentals of Utah, Inc.                        Utah            06-1506299
US Rentals, Inc.                                    Delaware        94-3061974
Westside Rentals, Inc.                              Tennessee       62-0942062
Wynne Systems, Inc.                                 California      33-0507674


c/o United Rentals (North America), Inc.
Four Greenwich Office Park
Greenwich, Connecticut                         06830
(Address of principal executive offices)       (Zip code)

                             ----------------------

                9% Senior Subordinated Notes due 2009, Series B
                      (Title of the indenture securities)

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                                      -2-

1.  General information.  Furnish the following information as to the Trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

-----------------------------------------------------------------------------------
     Name                                       Address
-----------------------------------------------------------------------------------
    Superintendent of Banks of the State of    2 Rector Street, New York,
    New York                                   N.Y.  10006, and Albany, N.Y. 12203

    Federal Reserve Bank of New York           33 Liberty Plaza, New York,
                                               N.Y.  10045

    Federal Deposit Insurance Corporation      Washington, D.C.  20429

    New York Clearing House Association        New York, New York             10005

    (b) Whether it is authorized to exercise corporate trust powers.

    Yes.

2.  Affiliations with Obligor.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

16. List of Exhibits.

    Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

    1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

    4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

    6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

    7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                   SIGNATURE



    Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 1st day of June, 1999.


                                  THE BANK OF NEW YORK



                                  By:   /s/ILIANA A. ARCIPRETE
                                      ------------------------------------------
                                    Name:  ILIANA A. ARCIPRETE
                                    Title: ASSISTANT TREASURER

--------------------------------------------------------------------------------

                      Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 1999, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                            Dollar Amounts
ASSETS                                                                       In Thousands
Cash and balances due from depository
 institutions:
Noninterest-bearing balances and currency and                                $ 4,508,742
 coin............................................
Interest-bearing balances........................                              4,425,071
Securities:
Held-to-maturity securities......................                                836,304
Available-for-sale securities....................                              4,047,851
Federal funds sold and Securities purchased                                    1,743,269
 under agreements to resell......................
Loans and lease financing receivables:
Loans and leases, net of unearned
income...............39,349,679
LESS: Allowance for loan and
lease losses............603,025
LESS: Allocated transfer risk
reserve........................15,906
Loans and leases, net of unearned income,                                     38,730,748
 allowance, and reserve..........................
Trading Assets...................................                              1,571,372
Premises and fixed assets (including capitalized                                 685,674
 leases).........................................
Other real estate owned..........................                                 10,331
Investments in unconsolidated subsidiaries and                                   182,449
 associated companies............................
Customers' liability to this bank on acceptances                               1,184,822
 outstanding.....................................
Intangible assets................................                              1,129,636
Other assets.....................................                              2,632,309
                                                                             -----------
Total assets.....................................                            $61,688,578
                                                                             ===========


                                                                            Dollar Amounts
ASSETS                                                                       In Thousands

LIABILITIES
Deposits:
In domestic offices..............................                            $25,731,036
Noninterest-bearing................... 10,252,589
Interest-bearing...................... 15,478,447
In foreign offices, Edge and Agreement                                        18,756,302
 subsidiaries, and IBFs..........................
Noninterest-bearing...................... 111,386
Interest-bearing...................... 18,644,916
Federal funds purchased and Securities sold                                    3,276,362
 under agreements to repurchase..................
Demand notes issued to the U.S.Treasury..........                                230,671
Trading liabilities..............................                              1,554,493
Other borrowed money:
With remaining maturity of one year or less......                              1,154,502
With remaining maturity of more than one year                                        465
 through three years.............................
With remaining maturity of more than three years.                                 31,080
Bank's liability on acceptances executed and                                   1,185,364
 outstanding.....................................
Subordinated notes and debentures................                              1,308,000
Other liabilities................................                              2,743,590
                                                                            -------------
Total liabilities................................                             55,971,865
                                                                            =============
EQUITY CAPITAL
Common stock.....................................                              1,135,284
Surplus..........................................                                764,443
Undivided profits and capital reserves...........                              3,807,697
Net unrealized holding gains (losses) on                                          44,106
 available-for-sale securities...................
Cumulative foreign currency translation
 adjustments.....................................                           (     34,817)
                                                                            -------------
Total equity capital.............................                              5,716,713
                                                                            -------------
Total liabilities and equity capital.............                            $61,688,578
                                                                            =============

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.


                                               Thomas J. Mastro


     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.



Thomas A. Reyni                                       Directors
Alan R. Griffith
Gerald L. Hassell

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